Exhibit 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2000, with respect to the consolidated financial statements and financial statement schedule of Appliance Recycling Centers of America, Inc., and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended January 1, 2000 and to the reference to our Firm under the heading "Experts" in the related prospectus.



                             McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
March 27, 2000


                                      -10-